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                                                                   Exhibit 10.13

                                 Award Agreement
                                    under the
                             Ultra Clean Corporation
                              Stock Incentive Plan

         Date of Grant:                                     _____________

         Name of Participant:                               _____________

         Number of Shares:                                  _____________

         Ultra Clean Holdings, Inc., a Delaware corporation (the "COMPANY"), hereby grants the number of shares of common stock of the company set forth above (the "RESTRICTED SHARES"), as of the date of grant set forth above (the "GRANT DATE"), to the above-named participant ("PARTICIPANT") pursuant to
Section 7 of the Ultra Clean Holdings, Inc. Stock Incentive Plan (the "PLAN"), in consideration for your past services to the Company.

         Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan. The terms and conditions of this Award, to the extent not controlled by the terms and conditions contained in the Plan, are as follows:

         1. Vesting. The Restricted Shares shall vest on the following schedule:

                  (a) [25% of the Restricted Shares shall vest on the first anniversary of the Grant Date, subject to Participant's continued employment or service with the Company on such date.

                  (b) Thereafter, the Restricted Shares shall become vested and exercisable at a rate of 1/48 of the Restricted Shares per month, subject to Participant's continued employment or service with the Company on each such date.](1)

         2. Forfeiture of Unvested Shares. Immediately upon termination of Participant's employment or service with the Company and its Affiliates, any unvested Restricted Shares shall be forfeited to the Company, and you shall receive no payment for Restricted Shares that are forfeited.(2)

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         (1)What will the vesting schedule for the restricted stock be? As a director, vesting is typically shorter than the typical employee award. Also, because the individual is taxed when the award vests (unless he chooses an 83(b) election, which would be unlikely in this pre-IPO grant with a higher stock value), vesting typically occurs annually rather than monthly.

         (2)Any accelerated vesting on certain events? Involuntarily, death, disability, for example? Change of control?

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         3.       Tax Withholding. By accepting this Award, Participant agrees that the Company may require Participant to enter into an arrangement providing for the payment by Participant to the Company of any tax withholding obligation of the Company arising by reason of the lapse of any substantial risk of forfeiture to which the Restricted Shares are subject. Participant hereby authorizes withholding from payroll and any other amounts payable to Participant, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with the vesting of the Award. The Company may withhold any Shares that would otherwise become vested in satisfaction of such withholding obligations.(3)

         4. Lock-up Period. Participant agrees that the Company (or a representative of the underwriter(s)) may, in connection with any underwritten registration of the offering of any securities of the Company under the Securities Act (including the Company's Initial Public Offering), require that Participant not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Shares or other securities of the Company held by Participant, for a period of time specified by the underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Securities Act. Participant further agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to Participant's Shares until the end of such period. The underwriters of the Company's stock are intended third party beneficiaries of this Subsection and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

         5. Restrictions on Transfer of Shares. Participant understands and agrees that any unvested Restricted Shares may not be sold, given, transferred, assigned, or otherwise hypothecated by the holder thereof .4 In addition, Participant understands and agrees that any vested Shares acquired hereunder may not be sold, given, transferred, assigned, or otherwise hypothecated by the holder thereof prior to the Initial Transferability Date, except to such holder's Permitted Transferees. Any attempted transfer in violation of this subsection will be void ab initio. Shares held by Permitted Transferees who receive such vested Shares in accordance with this subsection shall be subject to the restrictions herein as if such Permitted Transferee were the original holder of the Shares transferred to the Permitted Transferee.

         6. Certificates. Certificates issued in respect of Shares shall, unless the Committee otherwise determines, be registered in the name of Participant. When Participant ceases to be bound by any transfer restrictions herein or in the Plan, the Company shall deliver such certificates to Participant upon request. Such stock

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         (3) Consider whether to include net withholding of shares.

         (4) Could allow transfer to family members.

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certificate shall carry such appropriate legends, and such written instructions shall be given to the Company transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act of 1933, any state securities laws or any other applicable laws.

         7. Employment Rights. This Award does not confer on Participant any right to continue in the employ or service of the Company or any Subsidiary or interfere in any way with the right of the Company or any Subsidiary to determine the terms of Participant's employment or service.

         8. Terms of Plan, Interpretations. This Award and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which shall be controlling. All interpretations or determinations of the Committee and/or the Board shall be binding and conclusive upon Participant and his legal representatives on any question arising hereunder. Participant acknowledges that he has received and reviewed a copy of the Plan.

         9. Delegation. Participant acknowledges that any powers, rights or responsibilities of the Board and/or the Committee set forth herein may be delegated to and exercised by any subcommittee thereof as permitted under the Plan.

         10. Notices. All notices hereunder to the party shall be delivered or mailed to the following addresses:

         If to the Company:

                  Ultra Clean Holdings, Inc.
                  150 Independence Drive
                  Menlo Park,CA 94025
                  Attn: Controller

         If to Participant:

                  To the person and at the address specified on the signature page.

         Such addresses for the service of notices may be changed at any time provided notice of such change is furnished in advance to the other party.

         11. Entire Agreement. This Agreement contains the entire understanding of the parties hereto in respect of the subject matter contained herein. This Agreement and the Plan supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.

         12. Governing Law. This Award Agreement shall be governed by and construed in accordance with the laws of the State of California, without application of the conflict of laws principles thereof.

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         13.      Counterparts. This Award Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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         IN WITNESS WHEREOF, the undersigned have caused this Award Agreement to be duly executed as of the date first above written.

                                   Ultra Clean Holdings, Inc.

                                   By:____________________________________
                                      Name:
                                      Title:

                                   PARTICIPANT:
                                   _________________________________________
                                   Name:
                                   Address:

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